As filed with the Securities and Exchange Commission on December 19, 2011

Registration No. 333-
______________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
______________________________________________

Ireland	98-0626632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of Principal Executive Offices, Zip Code)
______________________________________________

INGERSOLL-RAND PLC INCENTIVE STOCK PLAN OF 2007
(Full title of the plan)
 ______________________________________________

Robert L. Katz
Senior Vice President and General Counsel
c/o Ingersoll-Rand Company
800 Beaty-E Street
Davidson, North Carolina 28036
(Name and address of agent for service)
(704) 655-4000
(Telephone number, including area code, of agent for service)

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Ordinary Shares ($1.00 par value per share)	13,000,000	$30.38	$394,940,000	$45,260.12

(1)
Represents the ordinary shares of Ingersoll-Rand Public Limited Company (the “Company”) issuable under the Ingersoll-Rand PLC Incentive Stock Plan of 2007 (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1993, as amended, this Registration Statement also covers an indeterminate number of additional ordinary shares that may be offered or issued pursuant to the Plan in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c) of the Securities Act of 1933, as amended. The proposed maximum offering price, per share and in the aggregate, is based upon the average of the high and low sales prices of the ordinary shares as reported on the New York Stock Exchange on December 14, 2011.

EXPLANATORY NOTE
This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8. The Registration Statements on Form S-8 and Post-Effective Amendment No. 1 on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2007 (File No. 333-143716) and on July 1, 2009 (Filed No. 333-143716-99), respectively, are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents of the Company filed with the SEC are incorporated by reference in this Registration Statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b)	The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

(c)
The Company's Current Reports on Forms 8-K and 8-K/A, filed with the SEC on February 7, 2011, February 18, 2011, May 24, 2011, June 6, 2011, July 22, 2011, August 8, 2011, October 6, 2011 and October 20, 2011; and

(d)
The description of the Company's ordinary shares contained in the Company's Form 8-K12B, filed with the SEC on July 1, 2009, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 8.    Exhibits.

4.1	Memorandum of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.1 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.2	Articles of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.2 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.3	Certificate of Incorporation of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.3 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.4	Ingersoll-Rand plc Incentive Stock Plan of 2007 (amended and restated as of December 1, 2010) (Filed as Exhibit 10.18 to Ingersoll-Rand plc's Form 10-K filed on February 22, 2011)
5.1	Opinion of Arthur Cox, Solicitors as to the legality of the ordinary shares.
23.1	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Analysis, Research & Planning Corporation.
24.1	Power of Attorney (included as part of signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davidson, State of North Carolina, on the 19th day of December, 2011.
Ingersoll-Rand Public Limited Company

By: /s/ Michael W. Lamach
(Michael W. Lamach)
Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Michael W. Lamach, Steven R. Shawley and Robert L. Katz, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.
******
Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities listed on the 19th day of December, 2011.

Signature	Title
/s/ Michael W. Lamach

(Michael W. Lamach)	Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Steven R. Shawley

(Steven R. Shawley)	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Richard J. Weller

(Richard J. Weller)	Vice President and Controller
(Principal Accounting Officer)

/s/ Ann C. Berzin

(Ann C. Berzin)	Director

/s/ John Bruton

(John Bruton)	Director

/s/ Jared L. Cohon

(Jared L. Cohon)	Director

/s/ Gary D. Forsee

(Gary D. Forsee)	Director

/s/ Peter C. Godsoe

(Peter C. Godsoe)	Director

/s/ Edward E. Hagenlocker

(Edward E. Hagenlocker)	Director

/s/ Constance Horner

(Constance Horner)	Director

/s/ Theodore E. Martin

(Theodore E. Martin)	Director

/s/ Richard J. Swift

(Richard J. Swift)	Director

/s/ Tony L. White

(Tony L. White)	Director

EXHIBIT INDEX

4.1	Memorandum of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.1 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.2	Articles of Association of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.2 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.3	Certificate of Incorporation of Ingersoll-Rand plc, an Irish public limited company (Filed as Exhibit 3.3 to Ingersoll-Rand plc's Form 8-K filed on July 1, 2009).
4.4	Ingersoll-Rand plc Incentive Stock Plan of 2007 (amended and restated as of December 1, 2010) (Filed as Exhibit 10.18 to Ingersoll-Rand plc's Form 10-K filed on February 22, 2011)
5.1	Opinion of Arthur Cox, Solicitors as to the legality of the ordinary shares.
23.1	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Analysis, Research & Planning Corporation.
24.1	Power of Attorney (included as part of signature page).